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                                                                    EXHIBIT 10.4

                                                                       7/27/2004
                                                             Utilities Employees

                                 UGI CORPORATION
                      2004 OMNIBUS EQUITY COMPENSATION PLAN
                          PERFORMANCE UNIT GRANT LETTER

This PERFORMANCE UNIT GRANT, dated as of January 1, 2004 (the "Date of Grant"), is delivered by UGI Corporation ("UGI") to _____________ (the "Participant").

                                    RECITALS

      The UGI Corporation 2004 Omnibus Equity Compensation Plan (the "Plan") provides for the grant of performance units ("Performance Units") with respect to shares of common stock of UGI ("Shares"). The Compensation and Management Development Committee of the Board of Directors of UGI (the "Committee") has decided to grant Performance Units to the Participant.

      NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:

1. Grant of Performance Units. Subject to the terms and conditions set forth in this Grant Letter and in the Plan, the Committee hereby grants to the Participant __________ Performance Units. The number of Performance Units set forth above is the target award of Performance Units. The Performance Units are contingently awarded and will be earned and payable if and to the extent that the performance goals and other conditions of the Grant Letter are met. The Performance Units are granted with Dividend Equivalents (as defined in Section
9).

2. Performance Goals.

      (a) The Participant shall earn the right to payment of the Performance Units if the performance goals described in subsection (b) below are met for the measurement period, and if the Participant continues to be employed by, or provide service to, the Company (as defined in Section 9) through December 31, 2006. The measurement period is the period beginning January 1, 2004 and ending December 31, 2006.

      (b) The target award level of Performance Units and Dividend Equivalents will be payable if UGI's Total Shareholder Return (TSR) equals the median TSR of a peer group for the measurement period. The peer group is the group of companies that comprises the S&P Utilities Index during the measurement period. The actual amount of the award of Performance Units may be higher or lower than the target award, or even zero, based on UGI's TSR percentile rank relative to the companies in the S&P Utilities Index, as follows:

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
UGI's TSR Rank (Percentile)              Percentage of Target Award Earned
---------------------------              ---------------------------------
       Highest                                         200%
       90th                                            175%
       75th                                            150%
       60th                                            125%
       50th                                            100%
       40th                                             50%
       less than 40th                                    0%

The target award percentage earned will be interpolated between each of the measuring points.

      (c) TSR shall be calculated by UGI using the comparative returns methodology used by Bloomberg L.P. or its successor at the time of the calculation. The share price used for determining TSR at the beginning and the end of the measurement period will be the average price for the 90-day period preceding the beginning of the measurement period (i.e., the 90-day period ending on December 31, 2003) and the 90-day period ending on the last day of the measurement period (i.e., the 90-day period ending on December 31, 2006).

      (d) The target award is the number of Performance Units set forth in
Section 1 above, which is the amount designated for 100% (50th TSR rank) performance. The Participant can earn up to 200% of the target award if UGI's TSR rank exceeds the 50th TSR rank, according to the foregoing schedule.

      (e) At the end of the measurement period, the Committee will determine whether and to what extent the performance goals have been met and the amount to be paid with respect to the Performance Units. Except as described in Section 3 below, the Participant must be employed by, or providing service to, the Company on December 31, 2006 in order for the Participant to receive payment with respect to the Performance Units.

3. Termination of Employment or Service.

      (a) Except as described below, if the Participant's employment or service with the Company terminates on or before December 31, 2006, the Performance Units and all Dividend Equivalents credited under this Grant Letter will be forfeited.

      (b) If the Participant terminates employment or service on account of Retirement (as defined in Section 9), Disability (as defined in Section 9) or death, the Participant will earn a pro-rata portion of the Participant's outstanding Performance Units and Dividend Equivalents, if the performance goals and the requirements of this Grant Letter are met. The prorated portion will be determined as the amount that would otherwise be paid after the end of the measurement period, based on achievement of the performance goals, multiplied by a fraction, the numerator of which is the number of calendar years during the measurement period in which the Participant has been employed by, or provided service to, the Company and the denominator of which is three. For purposes of the proration calculation, the calendar year in which the Participant's termination of employment or service on account of Retirement, Disability, or death occurs will be counted as a full year.

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      (c) In the event of termination of employment or service on account of
Retirement, Disability or death, the prorated amount shall be paid after the end of the measurement period, or at an earlier date determined by the Committee.

4. Coordination with Severance Plan. Notwithstanding anything in this Grant Letter to the contrary, if the Participant receives severance benefits under a Severance Plan (as defined in Section 9) and the terms of such benefits require that severance compensation payable under the Severance Plan be reduced by benefits payable under this Plan, any amount payable to the Participant with respect to Performance Units and Dividend Equivalents after the Participant's termination of employment or service shall be reduced by the amount of severance compensation paid to the Participant under the Severance Plan, as required by, and according to the terms of, the Severance Plan.

5. Payment with Respect to Performance Units. If the Committee determines that the conditions to payment of the Performance Units have been met, the Company shall pay to the Participant, after the end of the measurement period, (i) Shares or cash, or a combination of the two, as the Committee determines, equal to the amount to be paid according to achievement of the performance goals, up to the target award specified in Section 1 above, and (ii) cash in an amount equal to the Fair Market Value (as defined in the Plan) of the Shares with respect to the amount to be paid in excess of the target award.

6. Dividend Equivalents with Respect to Performance Units.

      (a) Dividend Equivalents shall accrue with respect to Performance Units and shall be payable subject to the same performance goals and terms as the Performance Units to which they relate. Dividend Equivalents shall be credited with respect to the target award of Performance Units from the Date of Grant until the payment date. If the underlying Performance Units are forfeited, all related Dividend Equivalents shall also be forfeited.

      (b) While the Performance Units are outstanding, the Company will keep records in a bookkeeping account for the Participant. On each payment date for a dividend paid by UGI on its common stock, the Company shall credit to the Participant's account an amount equal to the Dividend Equivalents associated with the target award of Performance Units held by the Participant on the record date for the dividend. No interest will be credited to any such account.

      (c) The target amount of Dividend Equivalents (100% of the Dividend Equivalents credited to the Participant's account) will be earned if UGI's TSR rank is at the 50th TSR rank for the measurement period. The Participant can earn up to 200% of the target amount of Dividend Equivalents if UGI's TSR rank exceeds the 50th TSR rank, according to the schedule in Section 2 above. Except as described in Section 3(b) above, if the Participant's employment or service with the Company terminates on or before December 31, 2006, all Dividend Equivalents will be forfeited.

      (d) Dividend Equivalents will be paid in cash at the same time as the underlying Performance Units are paid, after the Committee determines that the conditions to payment have been met. Notwithstanding anything in this Grant Letter to the contrary, the Participant may not

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accrue Dividend Equivalents in excess of $1,000,000 during any calendar year under all grants under the Plan.

7. Withholding. The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the payments under this Grant Letter.

8. Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Performance Units, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan. For Participants who are employees of UGI Utilities, Inc. ("Utilities") or a subsidiary of Utilities, the term "Change of Control" shall mean (i) a Change of Control of UGI as defined in the Plan, or (ii) one of the events set forth on Exhibit A with respect to Utilities.

9. Definitions. For purposes of this Grant Letter, the following terms will have the meanings set forth below:

      (a) "Company" means UGI and its Subsidiaries (as defined in the Plan).

      (b) "Disability" means a long-term disability as defined in the Company's long-term disability plan applicable to the Participant.

      (c) "Dividend Equivalent" means an amount determined by multiplying the number of shares of UGI common stock subject to the target award of Performance Units by the per-share cash dividend, or the per-share fair market value of any dividend in consideration other than cash, paid by UGI on its common stock.

      (d) "Employed by, or provide service to, the Company" shall mean employment or service as an employee or director of the Company.

      (e) "Performance Unit" means a hypothetical unit that represents the value of one share of UGI common stock.

      (f) "Retirement" means the Participant's retirement under the Retirement Income Plan for Employees of UGI Utilities, Inc., if the Participant is covered by that Retirement Income Plan. "Retirement" for other Company employees means termination of employment after attaining age 55 with ten or more years of service with the Company.

      (g) "Severance Plan" means any severance plan maintained by the Company that is applicable to the Participant.

10. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan and the Terms and Conditions established by the Committee with respect to the Plan, both of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan and the Terms and Conditions. The grant and payment of Performance Units and Dividend Equivalents are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan,

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including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

11. No Employment or Other Rights. The grant of Performance Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant's employment or service at any time. The right of the Company to terminate at will the Participant's employment or service at any time for any reason is specifically reserved.

12. No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant's rights in the event of the Participant's death, shall have any of the rights and privileges of a shareholder with respect to the Shares related to the Performance Units, unless and until certificates for Shares have been issued to the Participant or successor.

13. Assignment and Transfers. The rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. If the Participant dies, any payments to be made under this Grant Letter after the Participant's death shall be paid to the Participant's estate. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates.

14. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

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15. Notice. Any notice to UGI provided for in this instrument shall be addressed to UGI in care of the Corporate Secretary at UGI's headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

      IN WITNESS WHEREOF, UGI has caused its duly authorized officers to execute and attest this Grant Letter, and the Participant has executed this Grant Letter, effective as of the Date of Grant.

                                      UGI Corporation

Attest

_________________________________     By:_______________________________________
Corporate Secretary                         Robert H. Knauss
                                            Vice President and General Counsel

I hereby acknowledge receipt of the Plan and the Terms and Conditions incorporated herein. I accept the Performance Units described in this Grant Letter, and I agree to be bound by the terms of the Plan, including the Terms and Conditions, and this Grant Letter. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding on me and any other person having or claiming a right under this Grant.

___________________________
Participant

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

                                    EXHIBIT A

                   Change of Control with Respect to Utilities

For Participants who are employees of Utilities, or a subsidiary of Utilities, the term "Change of Control" shall include the events set forth in this Exhibit A with respect to Utilities, and the defined terms set forth used in this Exhibit A, if not defined in the Plan, shall have the following meanings:

1. "Change of Control" shall include any of the following events:

            (A) UGI and the UGI Subsidiaries fail to own more than fifty percent (50%) of the then outstanding shares of common stock of Utilities or more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of Utilities entitled to vote generally in the election of directors; or

            (B) Completion by Utilities of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of Utilities' outstanding common stock and voting securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of Utilities' outstanding common stock and voting securities, as the case may be; or

            (C) Completion of a complete liquidation or dissolution of the Utilities or sale or other disposition of all or substantially all of the assets of Utilities other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of Utilities' outstanding common stock and voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of Utilities' outstanding common stock and voting securities, as the case may be, immediately prior to such sale or disposition.

2. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

3. A Person shall be deemed the "Beneficial Owner" of any securities: (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a

                                       A-1
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tender or exchange offer made by such Person or any of such person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on
Schedule 13D under the Exchange Act (or any comparable or successor report); or
(iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any securities; provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

4. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

5. "Person" shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.

6. "UGI Subsidiary" shall mean any corporation in which UGI directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which UGI, as applicable, directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.

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